77Q1(a) Copies of any material amendments to the registrant’s charter or by-laws;

(a)(1)	Amended and Restated Agreement and Declaration of Trust of Forward Funds (the “Registrant”), dated June 9, 2005, amended as of March 18, 2015, filed herewith.
(a)(2)	Schedule A to the Amended and Restated Agreement and Declaration of Trust of the Registrant, filed herewith.
(a)(3)	Amended and Restated By-Laws of the Registrant dated December 8, 2005, amended as of December 7, 2006, March 4, 2009, September 25, 2009, and March 18, 2015, filed herewith.

77Q1(e)  Copies of any new or amended registrant investment advisory contracts;

(e)(1)

Investment Management Agreement between the Registrant and Forward Management LLC (the “Advisor” or “Forward Management”), dated as of June 9, 2015, with respect to Forward Balanced Allocation Fund, Forward Commodity Long/Short Strategy Fund,  Forward Credit Analysis Long/Short Fund, Forward Dynamic Income Fund, Forward EM Corporate Debt Fund, Forward Emerging Markets Fund, Forward Frontier Strategy Fund, Forward Global Dividend Fund, Forward Global Infrastructure Fund, Forward Growth & Income Allocation Fund, Forward Growth Allocation, Forward High Yield Bond Fund,  Forward Income & Growth Allocation Fund, Forward Income Builder Fund, Forward International Dividend Fund, Forward International Real Estate Fund, Forward International Small Companies Fund, Forward Investment Grade Fixed-Income Fund, Forward Multi-Strategy Fund, Forward Real Estate Fund, Forward Real Estate Long/Short Fund, Forward Select EM Dividend Fund, Forward Select Income Fund, Forward Select Opportunity Fund, Forward Small Cap Equity Fund, Forward Tactical Enhanced Fund, Forward Tactical Growth Fund, Forward Total MarketPlus Fund, and Forward U.S. Government Money Fund, filed herewith.

(e)(2)

Exhibit A to the Investment Management Agreement between the Registrant and the Advisor with Forward Balanced Allocation Fund, Forward Commodity Long/Short Strategy Fund,  Forward Credit Analysis Long/Short Fund, Forward Dynamic Income Fund, Forward EM Corporate Debt Fund, Forward Emerging Markets Fund, Forward Frontier Strategy Fund, Forward Global Dividend Fund, Forward Global Infrastructure Fund, Forward Growth & Income Allocation Fund, Forward Growth Allocation, Forward High Yield Bond Fund,  Forward Income & Growth Allocation Fund, Forward Income Builder Fund, Forward International Dividend Fund, Forward International Real Estate Fund, Forward International Small Companies Fund, Forward Investment Grade Fixed-Income Fund, Forward Multi-Strategy Fund, Forward Real Estate Fund, Forward Real Estate Long/Short Fund, Forward Select EM Dividend Fund, Forward Select Income Fund, Forward Select Opportunity Fund, Forward Small Cap Equity Fund, Forward Tactical Enhanced Fund, Forward Tactical Growth Fund, Forward Total MarketPlus Fund, and Forward U.S. Government Money Fund, filed herewith.

(e)(3)

Investment Sub-Advisory Agreement among the Registrant, the Advisor and First Western Capital Management Company (“First Western”) dated June 9, 2015 with respect to the Forward High Yield Bond Fund, filed herewith

(e)(4)

Investment Sub-Advisory Agreement among the Registrant, the Advisor and Broadmark Asset Management, LLC (“Broadmark”) dated June 9, 2015 with respect to the Forward Tactical Growth Fund, filed herewith.

(e)(5)

Investment Sub-Advisory Agreement among the Registrant, the Advisor and Pictet International Management Limited, now known as Pictet Asset Management Limited (“Pictet Ltd”), dated as of June 9, 2015 with respect to the Forward International Small Companies Fund, file herewith.

(e)(6)

Investment Sub-Advisory Agreement among the Registrant, the Advisor and Pacific Investment Management Company, LLC (“PIMCO”) dated June 9, 2015 with respect to the Forward Credit Analysis Long/Short Fund, filed herewith.

77Q1(f) Letters from the registrant and the independent accountants furnished pursuant to sub-items 77K  and 77L

(f)(1)	Letter from PricewaterhouseCoopers LLP, filed herewith.